Exhibit 99

Certification Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Carlisle Companies Incorporated, a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2002	/s/ Richmond D. McKinnish
Richmond D. McKinnish
Chief Executive Officer

Dated: August 12, 2002	/s/ Kirk F. Vincent
Kirk F. Vincent
Chief Financial Officer